EXHIBIT 99.1

Crown Equity Holdings Inc., Appoints New Board Member and Elects Three New Officers

Las Vegas, NV, October 15, 2013 Crown Equity Holdings Inc. (CRWE) (the "Company") today announced that John Scrudato, was appointed to the Company's Board of Directors and elected as the company’s Chief Financial Officer.

The Board was increased from three members to four members.

The Company is also pleased to announce the election of Mike Zaman as Chief Marketing Officer and Mark Vega as Chief Technology Officer.

John Scrudato CPA - in his capacity over the last twenty five years as managing partner of both, Scrudato & Co., CPA's, and John Scrudato CPA. , has administered and supervised  the Company’s audit, accounting, and tax clients, provided CFO services for individual clients, as well as Edgar financial oversight, and is an invaluable resource for all public accounting issues.  This accounting professional is a registered agent with the PCAOB and audits publicly traded companies through their oversight policies.

Mark Vega brings years of corporate planning and technical (IT) management experience to the company. Mark has been over the IT department of Crown Equity Holdings Inc., for over 7 years. His responsibilities include overall technical strategy in addition to managing advanced development groups. Mr. Vega attended California State University, studying Computer Science, Chemistry and Music.

Mike Zaman was born in Tehran, Iran and moved to Florida in the 1980's where he attended Florida International University to study Computer Science. Since becoming a U.S. citizen in 1995, he has been a corporate, marketing and sales consultant for many numerous companies and has advised or consulted in the process of mergers, acquisitions, as well as the raising of capital for private and public entities.

About Crown Equity Holdings Inc.

Together with its digital network of Websites, offers advertising branding and marketing services as a worldwide online multi-media publisher. The company focuses on the distribution of information for the purpose of bringing together a targeted audience and the advertisers that want to reach them. Its advertising services cover and connect a range of marketing specialties, as well as provide search engine optimization for clients interested in online media awareness. The company launches, invests and manages select businesses, projects and real estate endeavors. For more information regarding Crown Equity Holdings Inc., please visit: http://www.crownequityholdings.com.

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This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact

Kenneth Bosket, President
702 448-1543

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